EXHIBIT 99.2

Equillium Announces Leadership Updates

Effective January 1, 2020 Bruce Steel will assume role of Chief Executive Officer, and

Dan Bradbury will remain on the Board of Directors as Executive Chairman.

Krishna Polu, M.D., and Christine Zedelmayer will be promoted to Executive Vice President Research & Development and Chief Operating Officer, respectively.

LA JOLLA, Calif., November 12, 2019 – Equillium, Inc. (Nasdaq: EQ), a clinical-stage biotechnology company leveraging deep understanding of immunobiology to develop products to treat severe autoimmune and inflammatory disorders, today announced the appointment of Bruce Steel, the company’s current president and chief business officer, as president and chief executive officer effective January 1, 2020. Dan Bradbury, the company’s current chief executive officer, will transition to the role of executive chairman of the company’s Board of Directors. Additionally, Krishna Polu, M.D., the company’s chief medical officer will be promoted to executive vice president research & development, and Christine Zedelmayer will assume the role of senior vice president and chief operating officer, each effective January 1, 2020.

“As one of Equillium’s co-founders, Bruce has made significant contributions toward Equillium’s growth and successful development program implementation since the company’s inception,” said Dan Bradbury. “He has a deep understanding of our business and strategy and has demonstrated a proven commitment to our employees, patients and stockholders.  His extensive background in strategic biotechnology investments, experience on various biotechnology leadership teams, as well as his contributions as part of Equillium’s executive team will enable him to successfully lead the company.”

“Under Dan’s leadership the company has made substantial progress in advancing itolizumab as a promising novel treatment for patients with severe immuno-inflammatory conditions,” said Bruce Steel. “Stepping into the role as CEO, I’m eager to guide the company toward fully realizing itolizumab’s potential, and I look forward to further collaborating with Dan, our Board, and our management team as we continue building the company. As part of this transition we are also recognizing the leadership and operational contributions of both Krishna and Christine as critical members of our executive team and the importance of their roles going forward.”

About Equillium

Equillium is a biotechnology company leveraging deep understanding of immunobiology to develop products to treat severe autoimmune and inflammatory disorders with high unmet medical need.

Equillium’s initial product candidate, itolizumab (EQ001), is a clinical-stage, first-in-class monoclonal antibody that selectively targets the novel immune checkpoint receptor CD6. CD6 plays a central role in modulating the activity and trafficking of T cells that drive a number of immuno-inflammatory diseases.

Itolizumab is a clinically-validated therapeutic that has demonstrated a favorable safety and tolerability profile. Equillium acquired rights to itolizumab through an exclusive partnership with Biocon Limited. Equillium believes that itolizumab has the potential to be a best-in-class disease modifying therapeutic and is advancing itolizumab into clinical development in the following severe immuno-inflammatory disorders: uncontrolled asthma, acute graft-versus-host disease, and lupus nephritis. For more information, visit www.equilliumbio.com.

Executive Biographies

Bruce Steel is a co-founder and director of Equillium, and has served as its president and chief business officer since June 2018 and a member of the Board since March 2017. Prior to Equillium Bruce was the founder and managing director of BioMed Ventures, the strategic investment arm of BioMed Realty, LP, in which he directed investments in over 30 biotechnology companies since 2010. Previously Bruce was co-founder and chief executive officer of Rincon Pharmaceuticals, a genetic engineering biotechnology company, until its acquisition in 2008, and he was chief business officer at Anaphore and head of corporate development at Ambit Biosciences. Bruce currently serves as a board member or observer for a number of other private biotechnology companies. Bruce holds a Master of Business Administration from the Marshall School of Business at the University of Southern California and received his Bachelor of Arts Degree from Dartmouth College, and he holds the designation of Chartered Financial Analyst.

Krishna Polu, M.D., has served as the chief medical officer at Equillium since August 2018. Prior to Equillium, he was an entrepreneur-in-residence at Frazier Healthcare. Previously Krishna was the chief medical officer at Raptor Pharmaceuticals until its acquisition by Horizon Pharmaceuticals in 2016 for $800M. In that role, he oversaw clinical development, regulatory affairs, pharmacovigilance and medical affairs, and was responsible for securing additional drug approvals for Procysbi in nephropathic cystinosis and supporting product launches for Quinsair in Cystic Fibrosis. Prior to Raptor, Krishna served as chief medical officer at CytomX Therapeutics, and he led clinical development and pharmacovigilance activities at Affymax where he was instrumental in securing FDA approval of peginesatide for the treatment of anemia in patients on dialysis. Krishna also held senior level positions in clinical development at Amgen and was responsible for leading clinical development programs in heart failure, anemia of chronic kidney disease, and diabetes. Krishna received his Bachelor of Arts in Human Biology from Stanford University and an M.D. from the University of Texas Health Science Center, San Antonio. He completed his residency in internal medicine at the University of Colorado followed by a clinical and research fellowship in nephrology at Harvard Medical School at the Brigham and Women’s Hospital and Massachusetts General Hospital. Krishna has co-authored several scientific and clinical publications in the areas of genetics and renal disease.

Christine Zedelmayer has served as vice president of operations at Equillium since February 2018. Prior to Equillium, she was owner and principal consultant at Centerra Consulting, a project management and investor relations consulting firm focused on life sciences where she led strategic business development projects for clients and served as head of investor relations for a variety of medical device companies. Prior to Centerra, Christine held a variety of roles during her tenure at Amylin Pharmaceuticals, including senior director of alliance management, where she led the global collaboration with Eli Lilly and as executive director of investor relations. Before joining Amylin, Christine also held various leadership positions within project management at Amgen, Ligand Pharmaceuticals and Hybritech. Christine

received her Bachelor of Science in Electrical Engineering at San Diego State University and a Master of Business Administration with Finance emphasis at California Lutheran University. She is also a certified Project Management Professional (PMI-PMP, license # 1602309).

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding Equillium’s plans and expected timing for certain management changes, the impacts of such management changes and the potential benefits of itolizumab. Risks that contribute to the uncertain nature of the forward-looking statements include uncertainties related to whether the results of such management changes will be as expected and risks related to the clinical development of itolizumab. These and other risks and uncertainties are described more fully under the caption "Risk Factors" and elsewhere in Equillium's filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Equillium undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact

+1-858-412-5302

ir@equilliumbio.com

Media Contact

Cammy Duong

Canale Communications

+1-619-849-5389

cammy@canalecomm.com

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